UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 18, 2009

SAIC, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-33072	20-3562868
(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Campus Point Drive, San Diego, CA 92121

(Address of Principal Executive Offices) (Zip Code)

(858) 826-6000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORM 8-K

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  On June 18, 2009, the Human Resources and Compensation Committee of our Board of Directors adopted a policy that may require members of senior management to return incentive compensation if there is a material restatement of the financial results upon which the compensation was originally based. If the Committee determines, in its sole discretion, that recovery is appropriate, the company may seek repayment of the difference between the incentive compensation paid and the incentive compensation that would have been paid based on the restated financial results.

The policy also provides for recovery of incentive compensation from any employee involved in fraud or intentional misconduct, whether or not it results in a restatement of our financial results. In such a situation, the Human Resources and Compensation Committee would exercise its business judgment to determine what action it believes is appropriate under the circumstances.

SAIC may seek to recover the applicable amount of compensation from incentive compensation paid or awarded after the adoption of the policy, future payments of incentive compensation, cancellation of outstanding equity awards and reduction in or cancellation of future equity awards. In cases of fraud or misconduct, SAIC may also seek recovery from incentive compensation paid or awarded prior to the adoption of the policy.

The ability of SAIC to recover incentive compensation under the policy is in addition to any other remedies available to SAIC under applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

(Registrant)	SAIC, INC.

Date: June 24, 2009	By:	/s/ DOUGLAS E. SCOTT
Douglas E. Scott
	Its:	Executive Vice President
General Counsel and Secretary